UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2014

INTELLICELL BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-49388	91-196648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

460 Park Avenue, 17th Fl
New York, NY 10022
(Address of principal executive offices)

(646) 576-8700
(Registrant’s telephone number, including area code)

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 11, 2014 (the “Effective Date”), Intellicell Biosciences, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “SPA”) to issue and sell a secured convertible debenture (the “Debenture”) to YA Global Investments, L.P., a Cayman Islands exempted company (the “Investor”), in the principal amount of $2,100,000.  In addition to the Debenture, the Company also agreed to issue a warrant to the Investor entitling the Investor to purchase up to 400,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at an exercise price of $0.005 per share (the “Warrant”).  The Company’s issuance of the securities to the Investor pursuant to the SPA is exempt from registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

The Debenture shall mature on or before March 11, 2015 (the “Maturity Date”) and shall accrue interest at an annual rate equal to 7.5%. Such interest shall be paid on the Maturity Date (or sooner as provided in the Debenture), in cash or, in shares of Common Stock in accordance with the terms of the Debenture at the applicable Conversion Price (as defined in the Debenture). At any time, and at its sole option, the Investor shall be entitled to convert a portion or all amounts of principal and interest due and outstanding under the Debenture into shares of Common Stock at a price equal to 48.5% of the average of the three (3) lowest prices per share of reported trades (not on the same day) of the Common Stock on the OTC Markets or on the exchange which the Common Stock is then listed as quoted by Bloomberg, LP during the twenty (20) trading days preceding the conversion date.

Unless the Investor provides sixty-five (65) days prior written notice to the Company, the Company shall not effect any conversion, and the Investor shall not have the right to convert any portion of the Debenture to the extent that after giving effect to such conversion, the Investor (together with any affiliate of the Investor) would beneficially own more than 9.99% of the then issued and outstanding shares of Common Stock.

The obligations under the Debenture are guaranteed by that certain Guaranty Agreement (the “Guaranty Agreement”) and secured by that certain (i) Security Agreement (the “Security Agreement”), (ii) Intellectual Property Security Agreement (the “Intellectual Property Security Agreement”) and (iii) Pledge Agreement (the “Pledge Agreement”), the aforementioned agreements being dated the Effective Date, and each by and among the Company, Intellicell Biosciences, Inc., a New York corporation (“Intellicell NY”), ICBS Research Corp., a New York corporation (“ICBS”), Tech-Stem, Inc., a New York corporation (“Tech-Stem”) and the Investor.

In connection with the SPA, the Company also entered into lockup agreements dated the Effective Date by and between the Company and its officers and directors in the form attached as Exhibit C to the SPA, that certain Escrow Agreement dated the Effective Date, by and among the Company, the Investor, and escrow agent named therein pursuant to the terms of the SPA , and that certain Escrow Agreement dated the Effective Date, by and among the Company, MD Global Partners, LLC, and the escrow agent named therein pursuant to the terms of the SPA.

The foregoing descriptions of the SPA, Debenture, Warrant, Guaranty Agreement, Security Agreement, Intellectual Property Security Agreement, and the Pledge Agreement do not purport to be complete and are qualified in their entirety by reference to such documents, which are attached as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. unregistered sales of equity securities

Please see Item 1.01 above.

Item 9.01. financial statements and exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibit No. Description:

EXHIBIT	DESCRIPTION	LOCATION

Exhibit 10.1	Securities Purchase Agreement, dated March 11, 2014, by and between the Company and the Investor	Provided Herewith

Exhibit 10.2	Secured Convertible Debenture, dated March 11, 2014, by and between the Company and the Investor	Provided Herewith

Exhibit 10.3	Warrant No. SVFC-1-1, dated March 11, 2014, issued by the Company to the Investor	Provided Herewith

Exhibit 10.4	Guaranty Agreement, dated March 11, 2014, by and among the Company, Intellicell NY, ICBS, Tech-Stem, and the Investor	Provided Herewith

Exhibit 10.5	Security Agreement, dated March 11, 2104, by and among the Company, Intellicell NY, ICBS, Tech-Stem, and the Investor	Provided Herewith

Exhibit 10.6	Intellectual Property Security Agreement, dated March 11, 2014, by and among the Company, Intellicell NY, ICBS, Tech-Stem, and the Investor	Provided Herewith

Exhibit 10.7	Pledge Agreement, dated March 11, 2014, by and among the Company, Intellicell NY, ICBS, Tech-Stem, and the Investor	Provided Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLICELL BIOSCIENCES, INC.

Dated: March 11, 2014	By:	/s/ Dr. Steven Victor
Name: Dr. Steven Victor
Title: Chief Executive Officer

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